Exhibit 15.2 Consent Deloitte Accountants B.V.

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-267667 on Form F-3 of our report dated February 14, 2023, relating to the financial statements of Heineken N.V. (not presented herein), appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.
/s/ Deloitte Accountants B.V.
Amsterdam, the Netherlands
April 24, 2025